UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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National Presto Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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National Presto Industries, Inc.

Eau Claire, Wisconsin 54703

October 14, 2007

Dear Shareholder:

Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders, which will be held at our offices in Eau Claire on November 13, 2007.

We sincerely hope that you will be able to be present to meet the management of your company, see any new products that may be displayed at the meeting, and approve the nominees for director of the Company. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

On or about October 10, 2007, we mailed you our annual report for 2006, which contained a description of our business and also included audited financial statements for that year. If you did not receive a copy of the 2006 annual report, a copy will be made available at no charge by contacting the Company at 1-800-945-0199. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

We are always pleased to hear from our stockholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your Company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.

3925 North Hastings Way

Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of the Company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, November 13, 2007, at 2:00 p.m. (CST), for the following purposes:

(1)	to elect two directors for terms ending at the annual meeting to be held in 2010, and

(2)	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on October 1, 2007, will be entitled to vote at the meeting and any adjournment thereof.

Ian M. Kees

Secretary

October 10, 2007

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.

NATIONAL PRESTO INDUSTRIES, INC.

3925 North Hastings Way

Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2007

The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on November 13, 2007, at 2:00 p.m. (CST) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by returning a later dated proxy, giving written notice to the Secretary of the Company, or attending the Annual Meeting and voting in person.

At the Annual Meeting stockholders will be asked:

(1)	to elect two directors for terms ending at the annual meeting to be held in 2010, and

(2)	to transact such other business as may properly come before the meeting.

Only stockholders of record as of the close of business on October 1, 2007, will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is October 10, 2007.

Directors are elected by a plurality of the votes cast, which means the individual receiving the largest number of votes will be elected a director as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the director.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has 6,837,788 shares of common stock outstanding and entitled to vote as of the close of business on the record date, October 1, 2007. Each share of common stock is entitled to one vote.

The following table sets forth information provided to the Company as to beneficial ownership of the Company’s common stock as of the record date by (i) the only shareholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and executives of the Company named in the Summary Compensation Table, and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock

Maryjo Cohen	2,061,530	(2)(3)	30.2%
3925 N. Hastings Way
Eau Claire, WI 54703

Melvin S. Cohen	390,214	(2)(4)	5.7%
1703 Drummond Drive
Eau Claire, WI 54701

Dimensional Fund Advisors, Inc.	423,708		6.21%
1299 Ocean Avenue
Santa Monica, CA 90401

Royce & Associates, LLC	827,300		12.12%
1414 Avenue of the Americas
New York, NY 10019

Neil L. Brown	1,513	(5)	*
Donald E. Hoeschen	1,260	(5)	*
Lawrence J. Tienor	1,025	(5)	*
Ian M. Kees	—		—
Joseph G. Stienessen	—		—
Richard N. Cardozo	—		—
Patrick J. Quinn	200		*
All officers and directors as a group (8 persons)	2,065,528		30.2%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.
(1)	The value of Company stock owned by Ms. Cohen was in excess of $100,000, by Mr. Quinn was less than $15,000, and by Messrs. Cardozo and Stienessen was zero.
(2)

Includes 100,975 shares owned by the L.E. Phillips Family Foundation, Inc. (the “Phillips Foundation”), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers.

(3)

Includes 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Ms. Cohen has sole voting power, and 289,239 shares owned by private charitable foundations (other than the Phillips Foundation) of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers.

(4)

Includes 289,239 shares owned by charitable trusts and private charitable foundations (other than the Phillips Foundation) of which Mr. Cohen is co-trustee, officer, or director, and as such exercises shared voting and investment powers. Does not include shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Mr. Cohen holds voting trust certificates. Pursuant to the voting trust, Mr. Cohen does not have the power to vote or dispose of such shares.

(5)

Except for 500 shares owned by Neil Brown outside of his 401(k) plan, these figures represent the Company stock that is owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company through the Company’s contribution.

The information contained in the foregoing footnotes is for explanatory purposes only, and the persons named in the foregoing table disclaim beneficial ownership of shares owned or held in trust for any other person, including family members, trusts, or other entities with which they may be associated. Stock ownership information contained in this Proxy Statement was obtained from the Company’s shareholder records, filings with governmental authorities, or from the named directors and officers.

Section 16 (a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3, 4 and 5 and any amendments thereto pursuant to Section 16 of the Securities and Exchange Act of 1934, the Company believes all such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2005.

Voting Trust Agreement

The first two individual beneficial owners listed in the foregoing table, and eight other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on December 4, 2009, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for shareholder action.

PROPOSAL – ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting for a term of three years. The Restated Articles of Incorporation as amended and the Bylaws of the Company currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominees who receive the highest number of votes will be elected director of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Richard N. Cardozo and Patrick J. Quinn, for terms which will expire at the annual meeting to be held in 2010.

Each of the Directors, except Ms. Cohen and Mr. Cohen, has been determined by the Board of Directors to qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn and Stienessen do not have a relationship with the Company, other than as a Director and are therefore independent.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election of the Director nominees named above. The Company believes that the nominees named above will be able to serve; but should either nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee(s) as the Board may propose.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following table provides information as to the directors and nominees of the Company.

Director	Age	Principal Occupation; Business Experience Past 5 Years(1)	Director Since	Director’s Term To Expire

Maryjo Cohen(2)	55	Chair of the Board, President and Chief Executive Officer of the Company	1988	2009

Richard N. Cardozo*	71	Professor Emeritus, Carlson School of Management, University of Minnesota; Senior Scholar, Florida International University	1998	2010(3)

Patrick J. Quinn*	57	Chairman and President, Ayres Associates, an engineering firm	2001	2010(3)

Melvin S. Cohen(2)	89	Former CEO of the Company from 1989 until 1994;	2007	2008
		Former director of the Company from 1953 until 2005;
		Currently retired

Joseph G. Stienessen	62	Self employed as an accounting, financial and tax advisor;	2005	2008
		Former principal with Larson, Allen, Weishair and Company, LLP, an accounting firm; prior to November 2003, CPA and
		Managing Partner of
		Stienessen, Schlegel and
		Company, LLC

*Nominee

The Board of Directors recommends that shareholders vote “FOR” the nominees listed.

(1)	None of the Directors held any outside directorships with the exception of Mr. Quinn’s directorship with his employer.
(2)	Ms. Cohen is the daughter of Mr. Cohen.
(3)	Expiration of term if elected.

Vote Required and Other Information

The affirmative vote of the holders of a plurality of the shares of the common stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominees. Proxies solicited herewith will be voted in accordance with instructions given. When specific instructions are not given, such proxies will be voted “FOR” the election of the above nominees.

During 2006, there were four Board of Directors meetings. Each of the Directors attended all of the meetings of the Board of Directors and all meetings of committees on which that Director served. Directors attended the 2006 Annual Meeting. The attendance policy for members of the Board of Directors may be reviewed in the corporate governance section of the Company’s website located at www.gopresto.com.

The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen, each an “independent director” as defined by the rules of the New York Stock Exchange. During 2006, the Audit Committee held one formal meeting with the Company’s then public accountant which ultimately resigned as a result of controversy pertaining to the SEC’s investment company lawsuit against the Company. There were multiple informal and telephonic meetings leading up to the selection of a new auditor. Mr. Stienessen has been designated as the Audit Committee Financial Expert. The Nominating/Corporate Governance Committee did not meet in 2006. The Compensation Committee had one meeting in 2006.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the chief executive officer and other senior executives. Activities of the Compensation Committee shall be consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee. The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below, and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self evaluation process for the Board and its committees, and such other functions as set forth in its charter.

Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com, and are available in print upon request.

The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the presiding Director (Mr. Cardozo) of executive sessions attended by only non-management Directors. The presiding Director may be reached by mailing a letter to: Independent Directors, Attn: Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the corporate governance section of the Company’s website located at www.gopresto.com.

In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from shareholders, and recommendations from business and professional sources, but has not historically paid a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company no later than January 15, 2008, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that required by the by-laws in connection with a nomination to be made from the floor. When evaluating the qualifications of potential new Directors, or the continued service of existing Directors, the Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; diversity of background; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a Director; and ability to fully perform the duties of a Director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing Directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Shareholders wishing to recommend for nomination or nominate a Director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new Directors or the continued service of existing Directors.

The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Company’s Code of Conduct does contain several provisions that should benefit the Board in reviewing such transactions.

Director Compensation

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)
Patrick J. Quinn	25,000
Richard N. Cardozo	25,000
Joseph G. Stienessen	25,000

Audit Committee Report

Members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company’s auditors regarding the 2006 year-end audited financial statements and have reviewed and discussed those statements with management.

The Audit Committee members reviewed, discussed and ratified the nature and the extent of the services to be provided by Virchow Krause & Company, LLP, including services rendered in 2006, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the 2006 calendar year based upon the aforementioned review and discussion.

Submitted by members of the Audit Committee:

Joseph G. Stienessen

Richard N. Cardozo

Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

The discussion and analysis addresses the material elements of our executive compensation program, including our compensation philosophy and objectives and how our program is administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables which follow. As used in this proxy statement, the term “named executive officers” means our CEO and CFO for the 2006 fiscal year as well as the three other executive officers named in the Summary Compensation Table on page 11. In this discussion and analysis, the term “Committee” means the Compensation Committee of our Board.

Compensation Objectives and Philosophy

Our executive compensation program is intended to:

•	Provide fair compensation to executive officers based on their performance and contributions to the Company;
•	Provide incentives that attract and retain key executives;
•	Instill a long-term commitment to the Company; and
•	Develop a pride and sense of ownership.

The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of our competitive business segments, provide strategic guidance to the Board, and implement the Company’s strategic plan to increase shareholder value.

The principal element of our executive compensation program is base salary. An award of a discretionary bonus to reward exceptional performance is sometimes made, although such awards are infrequent. The Company provides health and life insurance benefits, 40 1(k) program with a generous Company contribution and other welfare benefits which are available to all of its salaried employees on a non-discriminatory basis.

The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described below.

Compensation Process

The Committee has the responsibility to determine and approve the compensation of the executive officer, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers and to make recommendations to the Board with respect to incentive plans.

The Committee met on October 18, 2005 to review compensation matters and establish the base salary of the chief executive officer for 2006. On the same date, the Board established the base salaries of other executive officers. In recommending base salaries for 2006, the Committee considered recommendations by the chief executive officer. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The chief executive officer does provide the committee with recommendations on salaries of the other executive officers. The Committee did not retain any compensation consultant to assist it in the review or determination of executive compensation in 2006.

Elements of Our Executive Compensation Program

Base Salary and Benefits. Our base salary for executive officers is intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities and, to the extent known, the salaries paid to comparable officers by companies which are competitors of the Company.

The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided at similarly sized companies, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses when an executive’s performance materially goes beyond the Company’s expectations. To this end, the Company’s executive officers may from time to time identify superior executive officer performance to the committee and request that the committee consider approving a bonus to reward such performance. Examples of performance that may support such a proposal and consideration by the committee include, but are not limited to, engaging new customers, developing new products, negotiating a favorable result in a contract, acquiring a new business or asset, or implementing a new process or procedure that creates efficiency for the Company.

Incentive, Equity, and Deferred Compensation. The Company does not currently have any incentive, equity, or deferred compensation based plans for its executive officers. Although changes could occur in the future, the Company has historically had low turnover and long-term executive officer retention without emphasizing incentive or equity based compensation.

Perquisites. In 2006, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

Termination and Change in Control Arrangements. The Company does not maintain any employment or change in control agreements for its executive officers.

Tax Considerations. The Committee is aware that, except for certain plans approved by shareholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. The Committee reviews this limit and its application to the compensation paid to its executive officers as part of its compensation policy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under this heading. On the basis of its reviews and discussions, the Committee has recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006, and this proxy statement.

Compensation Committee Interlocks and Insider Participation

As described above in the report on executive compensation, the Compensation Committee determines the compensation of the chief executive officer and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table below. Board members Ms. Cohen and Mr. Bartl did not participate in decisions regarding their own 2006 compensation.

Submitted by the Company’s Compensation Committee.

Richard N. Cardozo

Patrick J. Quinn

Joseph G. Stienessen

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning annual compensation for the Company’s Principal Executive Officer, Principal Financial Officer, and the three most highly compensated executive officers at December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation(1) ($)		Total ($)

Maryjo Cohen	2006	315,000							15,400		330,400
Chair of the Board (since 2002),
President, Chief
Executive Officer and Director

Randy F. Lieble	2006	205,000							14,074		219,074
Vice President (since 2004),
Treasurer, and
Chief Financial
Officer

Donald E. Hoeschen Vice President– Sales	2006	204,870	17,500						23,280	(2)	245,650

Lawrence J.	2006	156,500							10,744		167,244
Tienor
Vice President–
Engineering (since
2003; previously
Manager and then Director of
Engineering)

James F. Bartl Senior Vice Presicent, Secretary, and Director	2006	203,220					136,000	(3)	173,480	(2)	512,700

(1)

With the exception of James Bartl’s and Don Hoeschen’s vacation related compensation described in footnote (2) below, the “All Other Compensation” column represents 401(k) employer contributions made by Company during 2006. Mr. Bartl also received

$11,157 of 401(k) employer contributions in 2007, based upon the payments he received in January 2007 for his vacation balance remaining on December 31, 2006, as described in more detail below.

(2)

During and at the end of 2006, James Bartl and Don Hoeschen each had vacation balances that they sold to the Company. Mr. Bartl was paid $21,762 for vacation by the Company in 2006 and was also paid $127,074 on or about January 15, 2007, for his vacation balance remaining on his retirement date of December 31, 2006. Mr. Hoeschen was paid $7,880 by the Company on or about May 19, 2006, for a portion of his carried over vacation.

(3)

At a special meeting of the Board of Directors on November 7, 2006, the Board of Directors, giving consideration to Mr. Bartl’s years of dedicated service to the Company, approved payment of an annual retainer of $50,000 per year in calendar years 2007, 2008, and 2009, payable on a quarterly basis. Such retainer is to be paid to Mr. Bartl regardless whether he is willing or able to provide the Company any services during those years. The amount indicated represents the present value of Mr. Bartl’s retainer. In addition, on or about January 2, 2007, the Company and Mr. Bartl executed a consulting agreement at an hourly rate of $150. Through the first 6 months of 2007, the Company had paid Mr. Bartl approximately $12,000 under this agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

Donald E. Hoeschen	250	(1)	0	0	36,875	5/19/07	0	0	0	0
Neil L. Brown	250	(1)	0	0	40,375	11/13/07	0	0	0	0

(1)	Options granted under the 1988 Stock Option Plan

INDEPENDENT PUBLIC ACCOUNTANTS

Virchow Krause & Company, LLP, was the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2005 and 2006. As of October 1, 2007, no firm has been engaged for the fiscal year ended December 31, 2007. The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits. It is not anticipated that any representative of such accounting firm will be present at the Annual Meeting of Stockholders.

The Company’s former accountant, Grant Thornton, LLC advised the Company by letter on April 12, 2006, that its opinion on the financial statements and internal audit controls for the three years ended December 31, 2005, could no longer be relied upon. It subsequently resigned on April 25, 2006.

On November 27, 2006, the Audit Committee of the Board of Directors of the Company engaged Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm. Under the engagement, Virchow Krause audited the financial statements for the years ended December 31, 2005 and December 31, 2006. With respect to the years under audit, the Company did not consult Virchow Krause concerning (i) the application of accounting principles to any transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company estimates the following fees have been incurred and will be billed:

	Audit Fees(1)(3)	Audit Related Fees	Tax Fees(2)	All Other Fees
Year ended December 31, 2005	$190,000	$—	$—	$—
Year ended December 31, 2006	$267,000	$—	$—	$—

(1)	Includes audit fee for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work and related expenses.
(2)

Tax fees, consisting of review of Federal and State income tax returns and advice related to various tax matters, were paid to BDO Seidman, LLC, a firm independent of the Company’s registered independent public accounting firm. The fees for 2005 were $25,000, and fees for 2006 are expected to be approximately $25,000, also paid to BDO Seidman, LLC.

(3)	The Company estimates total billing from Virchow Krause & Co, LLC will be $413,000 related to the fiscal years 2003 and 2004.

Virchow Krause & Company, LLP did not provide any financial information, design or implementation services for the Company during fiscal years ended December 31, 2005 and 2006.

In accordance with the Audit Committee charter, the Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services.

OTHER MATTERS

The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters should come before the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgement on such matters.

The Annual Report of the Company for the past fiscal year was mailed to shareholders on or about October 10, 2007 and contains the Company’s financial statement for the fiscal year ended December 31, 2006. National Presto Industries, Inc. Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Ian M. Kees Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

SHAREHOLDER PROPOSALS

The Company expects that in 2008 it will return to its usual practice of holding the annual meeting of stockholders in the second quarter and that the 2008 Annual Meeting of Stockholders (“2008 Annual Meeting”) will be held on May 20, 2008. Therefore, any stockholder who desires to present a proposal at the 2008 Annual Meeting, must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

•

Not later than January 21, 2008, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2008 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	Not later than March 21, 2008, if the proposal is submitted pursuant to the Company’s bylaws, in which case the Company is not required to include the proposal in its proxy materials.

Stockholders may present a proposal at the 2008 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for director from the floor at the 2008 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the Company by March 21, 2008. In the event the expected date of the 2008 Annual Meeting is changed, the Company will provide notice to stockholders of the revised deadlines for submitting proposals.

BY ORDER OF THE BOARD OF DIRECTORS

Ian M. Kees, Secretary

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
November 13, 2007

Please sign and return the enclosed proxy card promptly.

National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

NATIONAL PRESTO INDUSTRIES, INC. Proxy Eau Claire, Wisconsin 54703 Telephone (715) 839-2119
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Maryjo Cohen as proxy, with the power to appoint substitutes, and hereby authorizes her to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on October 1, 2007, at the Annual Meeting of Stockholders to be held on November 13, 2007 and any adjournment thereof.

The Board of Directors recommends a vote “FOR” both nominees.

1.	ELECTION OF DIRECTORS	FOR both nominees listed below (except as marked to the contrary below) ☐	WITHHOLD authority to vote for both nominees listed below ☐

Richard N. Cardozo	Patrick J. Quinn

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed, on the other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” both nominees specified in Item 1.

Please sign exactly as name appears below.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED ___________________________________, 2007

Signature_______________________________________
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Signature if held jointly_____________________________